Calculation of Filing Fee Tables
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NEXTERA ENERGY CAPITAL HOLDINGS INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	NextEra Energy Capital Holdings, Inc. Series U Junior Subordinated Debentures due June 1, 2085	457(r)	977,500,000	$ 1.00	$ 977,500,000.00	0.0001531	$ 149,655.25
Fees to be Paid	2	Other	NextEra Energy, Inc. Guarantee of Series U Junior Subordinated Debentures due June 1, 2085	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 977,500,000.00		$ 149,655.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 149,655.25
Offering Note
[1]	These "Calculation of Filing Fee Tables" shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement Nos. 333-278184 and 333-278184-02. The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. Includes $127,500,000 principal amount of the Series U Junior Subordinated Debentures due June 1, 2085 (the "Junior Subordinated Debentures") issuable upon exercise of the underwriters' option.

[2]	NextEra Energy, Inc. has agreed to absolutely, irrevocably and unconditionally guarantee the payment of principal, interest and premium, if any, on the Junior Subordinated Debentures. The value attributable to the NextEra Energy, Inc. guarantee, if any, is reflected in the offering price of the Junior Subordinated Debentures. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the NextEra Energy, Inc. guarantee is payable.